Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-          ) to be filed on or about April 10, 2007, pertaining to the following stock plans of AECOM Technology Corporation:

•                  AECOM Technology Corporation Stock Incentive Plan,

•                  AECOM Technology Corporation 2000 Stock Incentive Plan,

•                  AECOM Technology Corporation 2006 Stock Incentive Plan,

•                  AECOM Technology Corporation Stock Incentive Plan for Non-Employee Directors,

•                  AECOM Technology Corporation 2006 Stock Incentive Plan for Non-Employee Directors,

•                  AECOM Technology Corporation Stock Purchase Plan,

•                  Australia Stock Investment Plan,

•                  Australia Stock Purchase Plan,

•                  Global Stock Investment Plan — United Kingdom,

•                  UMA Group Ltd. Employee Stock Purchase Plan,

•                  FaberMaunsell Limited Savings-Related Share Option Plan,

•                  AECOM Technology Corporation Equity Investment Plan, and

•                  AECOM Technology Corporation Retirement & Savings Plan

of our report dated March 5, 2007, with respect to the consolidated financial statements of AECOM Technology Corporation included in its Form S-1 for the year ended September 30, 2006, filed with the Securities and Exchange Commission on March 8, 2007.

/s/ Ernst & Young LLP

Los Angeles, California
April 9, 2007